UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2016

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.                                        Material Impairments.

During 2015, the common stock of Global Power Equipment Group Inc. (the “Company”) traded at a market price that was lower than its book value for a prolonged period.  As a result of this and other factors, the Company performed intangible asset impairment tests. On September 22, 2016,  the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company (the “Board”) concluded that the Company is likely to record a non-cash charge in the range of $50 million to $60 million for the impairment of goodwill and trade names. The Audit Committee also concluded that the Company is likely to record a non-cash valuation allowance as of December 31, 2014, recognizing a reserve on the value of deferred tax assets recorded in 2014 and prior years in the range of $35 million to $45 million. Accordingly, substantially all U.S. deferred tax assets recorded during the year ended December 31, 2015 are also expected to be reserved.

The Company’s review of these impairments is still in process, and such amounts, each as described above, could change in connection with the Company’s restatement process.  In addition, the impairment charges may be carried back to prior periods as the restatement process continues.

On September 28, 2016, the Company issued a press release announcing, among other things, the expected impairment charges, a copy of which is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.06.

Item 8.01.                                        Other Events.

On September 28, 2016, the Company issued a press release announcing, among other things, the matters set forth in Item 2.06 above, as well as an update on its ongoing restatement process and financial position. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 8.01.

Cautionary Note Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements regarding the non-cash impairment charges related to previously recorded goodwill and valuation allowance for certain deferred tax assets, as well as other matters disclosed herein.  These statements reflect our current view of future events and financial performance and are subject to a number of risks and uncertainties. Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements.  Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, the final amount of the non-cash impairment charge to goodwill and the review being conducted by the Company, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, including competitors being awarded business by our customers that had previously been provided by the Company, shortages in, or increases in prices for, energy and materials such as steel that the Company’s uses to manufacture its products, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States and other countries in which the Company operates, including fluctuations in foreign currency exchange rates, the banking environment or changes in monetary policy.

In addition, more information may arise during the course of the Company’s previously-announced ongoing accounting review of its previously issued financial statements that would require the Company to make additional adjustments or revisions or to restate further such financial statements.  The time required to complete the financial statements and accounting review may cause our results to differ materially from those described in the forward-looking statements.  Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the section of the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2015 titled “Risk Factors.”  Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and the Company cautions you not to rely upon them unduly.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

99.1                        Press Release, dated September 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2016

Global Power Equipment Group Inc.

	By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Senior Vice President, Chief Administrative Officer,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated September 28, 2016